SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) December 10, 2001


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

1-10764      ENTERGY ARKANSAS, INC.                  71-0005900
             (an Arkansas corporation)
             425 West Capitol Avenue, 40th Floor
             Little Rock, Arkansas 72201
             Telephone (501) 377-4000



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Form 8-K                                                   Page 1
December 10, 2001



Item 5.   Other Information

     The Nuclear Regulatory Commission (NRC) issued a bulletin on

August  3, 2001, requesting all pressurized water reactor  owners and  operators  to  report on the structural integrity  of  their reactor  vessel  head  penetration nozzles to  justify  continued

operations  past December 31, 2001.  These types of reactors  are susceptible  to  water stress corrosion cracking of  the  reactor vessel  head nozzles.  Units 1 and 2 of the Arkansas Nuclear  One

(ANO)  plants,  owned by Entergy Arkansas, Inc., are  pressurized water  reactors.  In March 2001, an inspection of ANO Unit No.  1

(ANO  1) revealed one leaking control rod drive mechanism nozzle,

which  was  subsequently repaired.  An inspection at ANO  Unit  2

(ANO  2)  is  scheduled during the next refueling  outage  (April

2002).   Entergy Arkansas, Inc. has received favorable  responses

from the NRC for the continued operations of ANO 1 and 2.

      Inspections  of the ANO 1 steam generators  during  planned outages  also  have  revealed cracks in certain  steam  generator tubes,  which have been repaired or plugged.  The current  number of cracks that have been plugged is below the limit authorized by the  NRC  to  allow the unit to remain in operation and  has  not affected  ANO  1's output to date.  Current projections  estimate that the steam generators have a remaining life through 2011  and that  no  mid-cycle outages will be necessary until approximately

2005  for the continued repair or plugging of the cracked  tubes,

which,  in  the  interim,  will  be  maintained  through  planned outages.  ANO 2's steam generator was replaced during a refueling outage  in  the  second  half of 2000 at a  replacement  cost  of approximately $167 million.

       In   February  2000,  Entergy  Operations,  Inc.  (Entergy

Operations) applied to the NRC for extension of ANO 1's operating license,  which was scheduled to expire in 2014.  In  June  2001,

Entergy Operations received notification from the NRC of approval for  a renewed operating license authorizing operations at ANO  1 through May 2034

       Entergy   Operations  is  in  the  process  of   gathering

information  and  assessing  various options  for  the  permanent repair  or replacement of ANO 1 and 2's reactor vessel heads  and the  replacement of ANO 1's steam generators.  Certain  of  these

options   could,  in  the  future,  require  significant  capital

expenditureand/or  result  in  additional  unscheduled  mid-cycle outages.  A decision as to the permanent repair or replacement of the  reactor vessel heads and replacement of the steam generators is  anticipated in 2002.  If permanent replacement  is  selected,

fabrication  for a reactor vessel head and steam  generators  may take up to 4 years.


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                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation
                                 Entergy Arkansas, Inc.


                                 By:  /s/Nathan E. Langston
                                        Nathan E. Langston
                                     Senior Vice President and
				     Chief Accounting Officer


Dated:  December 10, 2001